Exhibit 24.1
POWER OF ATTORNEY

WHEREAS, AMEREN ENERGY GENERATING COMPANY, an Illinois corporation (herein referred to as the "Company"), is to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its annual report on Form 10-K for the year ended December 31, 2012; and

WHEREAS, the individual identified below is a director of the Company.

NOW, THEREFORE, the undersigned hereby constitutes and appoints Steven R. Sullivan and/or Martin J. Lyons, Jr. the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Form 10-K and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26 day of March, 2013:

Gregory L. Nelson, Director	/s/ Gregory L. Nelson

STATE OF MISSOURI	)
) SS.
CITY OF ST. LOUIS	)

On this 26 day of March, 2013, before me, the undersigned Notary Public in and for said State, personally appeared the above-named director of Ameren Energy Generating Company, known to me to be the person described in and who executed the foregoing power of attorney and acknowledged to me that he executed the same as his free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Sue E. Whitman
SUE E. WHITMAN
Notary Public - Notary Seal
STATE OF MISSOURI - ST. LOUIS COUNTY
Commission #09777931
My Commission Expires 4/28/2013